Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 333-82447 on Form N-1A of our report dated August 15, 2017, relating to the financial statements and financial highlights of Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors New Concepts Fund, Waddell & Reed Advisors Small Cap Fund, Waddell & Reed Advisors Vanguard Fund, Waddell & Reed Advisors Global Growth Fund, Waddell & Reed Advisors Continental Income Fund, Waddell & Reed Advisors Science and Technology Fund, and Waddell & Reed Advisors Wilshire Global Allocation Fund, eight of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds for the year ended June 30, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri
October 27, 2017